EMPLOYMENT AGREEMENT

          Employment agreement dated as of June 1, 2000 between Russ Berrie and Company, Inc., a New Jersey corporation (the "Company"), and Benjamin J. Sottile (the "Executive").

          The Company and the Executive wish to provide for the terms of the Executive's employment as Vice Chairman of the Company.

          It is therefore agreed as follows:

          1. Term. The employment of the Executive under this agreement shall commence as of June 1, 2000 and shall continue through January 2, 2003, subject to termination as provided in Section 5.

          2. Duties. The Executive shall be employed as Vice Chairman of the Company, reporting only to the Board of Directors (the "Board") and the Chairman of the Board of the Company. He shall have such authority and responsibility, and shall serve in such capacities with the Company's subsidiaries and affiliates, consistent with that status as may from time to time be assigned to him by the Board or the Chairman of the Board. He shall serve as a member of the Board if elected. The Executive shall devote substantially all of his business time, effort and energies to the business of the Company, subject, however, that the Executive may continue as per our past practices, observance of the Sabbath, Holy Days and enjoy personal time consistent with past practices and his and the Chairman's understanding of those issues.

          3. Compensation and Benefits.

          (a) Base Salary. During his employment under this agreement (or his deemed employment pursuant to section 6(b)), the Company shall pay the Executive a base salary at the annual rate of $300,000, payable in substantially equal semi-monthly installments.

          (b) Expense Reimbursement. The Company shall reimburse the Executive for the ordinary and necessary business expenses incurred by him in the performance of his duties as an employee of the Company in accordance with the Company's usual policies.


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          (c) Executive Bonus Plan (EIP). The Executive shall be eligible to receive a bonus of up to $150,000 with respect to each of 2001 and 2002, as determined by the Board in its discretion, based on achievement of operating income targets to be established by the Board on a basis consistent with the Company's EIP bonus program and payable within 120 days after the end of the applicable calendar year.

          (d) Other Benefit Plans, Fringe Benefits and Vacations. During his employment under this agreement, the Executive shall be entitled to participate in all employee benefit plans maintained by the Company from time to time subject to eligibility requirements of such plans, and to all fringe benefits and vacations, and as noted in Section 2, for which his status and level of employment qualify him in accordance with the Company's usual policies and arrangements.

          4. Stock Option and Restricted Stock.

          (a) Stock option and Restricted Stock Plan. The Company shall cause to be granted to the Executive under the Russ Berrie and Company, Inc. 1999 Stock Option and Restricted Stock Plan ("SORSP") for each Plan Year, commencing with 2001, that includes at least one day of the Executive's employment under this agreement Options pursuant to section 5 of SORSP in amounts such that the shares of Stock subject to Options so granted have an aggregate fair market value on the Date of Grant equal to $60,000 (in the case of 2001) or $120,000 (in the case of 2002 and 2003). Each Option shall vest as to 50% of the shares subject thereto six months after the date of grant (or January 2, 2003, if earlier) and as to all shares subject thereto on January 2, 2003, subject to the terms of SORSP. Capitalized terms used in this section 4 that are not defined in this agreement have the respective meanings given to them in SORSP.

          (b) Restricted Stock. Concurrently with the execution and delivery of this agreement, the Company is issuing to the Executive 10,000 Shares. These Shares shall be forfeited to the Company without the payment of consideration if the Executive's employment under this agreement terminates for any reason (other than termination by the Company, in accordance with Sections 5(c) or by the Executive in accordance with Section 5(d)) prior to January 2, 2003 and the Executive may not sell, assign, transfer, pledge, hypothecate or otherwise encumber any of these Shares prior to January 2, 2003. Prior to forfeiture and subject to the restrictions set forth in this paragraph, the Executive shall have all rights of a shareholder with respect to these Shares, including the right to receive all dividends paid thereon. However, these Shares shall cease to be subject to forfeiture or the foregoing restrictions on transfer upon a change of control or termination of the Executive's employment under this agreement by the Company in accordance with Section 5(c). For purposes of this section 4(b), a "change of control" occurs if any person, entity or group (within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934), other than a Continuing Holder, has beneficial ownership (as defined in Rule


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13d-3 under the Securities Exchange Act of 1934) of more than 50% of the outstanding common stock of the Company. "Continuing Holder" means (i) Russell Berrie, (ii) the estate of Russell Berrie or any executor, administrator, trustee or other fiduciary appointed by Russell Berrie inter vivos or under the will of Russell Berrie or with respect to his estate acting in his capacity as such, (iii) any person or entity receiving shares of common stock of the Company (or any interest therein) by inter vivos gift from Russell Berrie or under the will of Russell Berrie or from him in intestacy, (iv) any employee stock ownership plan or other employee benefit plan established by the Company, (v) any person or entity having beneficial ownership of any shares of common stock of the Company owned by a person or entity referred to in clause (i), (ii),
(iii) or (iv), but only with respect to those shares, or (vi) a group including any person or entity referred to in clause (i), (ii), (iii), (iv) or (v).

          (c) Supplemental Options. If the Company's operating profit for 2001 is at least 115% but less than 125% of its operating profit for 2000, the Company shall cause to be granted to the Executive under SORSP Options to purchase 25,000 Shares as of the first business day of 2001. If the Company's operating profit for 2001 is at least 125% but less than 135% of its operating profit for 2000, the Company shall cause to be granted to the Executive under SORSP Options to purchase 50,000 Shares as of the first business day of 2001. If the Company's operating profit for 2001 is at least 135% of its operating profit for 2000, the Company shall cause to be granted to the Executive under SORSP Options to purchase 75,000 Shares as of the first business day of 2001. If the Company's operating profit for 2002 is at least 115% but less than 125% of its operating profit for 2001, the Company shall cause to be granted to the Executive under SORSP Options to purchase 25,000 Shares as of the first business day of 2002. If the Company's operating profit for 2002 is at least 125% but less than 135% of its operating profit for 2001, the Company shall cause to be granted to the Executive under SORSP Options to purchase 50,000 Shares as of the first business day of 2002. If the Company's operating profit for 2002 is at least 135% of its operating profit for 2001, the Company shall cause to be granted to the Executive under SORSP Options to purchase 75,000 Shares as of the first business day of 2002. Options granted pursuant to this paragraph shall vest as to all the Shares subject thereto on the earlier of one year from the date of grant or January 2, 2003. For purposes of this Section 4(c), operating profit shall be determined in a manner consistent with its determination for purposes of the Company's bonus programs.

          (d) Not a Public Company. No Options shall be issued at a time that the Shares are not listed on a national securities exchange or registered under
Section 12 of the Securities Exchange Act of 1934.


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          5. Termination.

          (a) Death and Disability. The Executive's employment under this agreement shall terminate upon his death. The Company may terminate the Executive's employment under this agreement if the Board determines in good faith that he is physically or mentally incapacitated and has been unable for
(x) a period of 180 consecutive days or (y) for more than 180 days (whether or not consecutive) in any period of 365 consecutive days to perform his duties under this agreement. In order to assist the Board in making that determination, the Executive shall, as reasonably requested by the Board, (i) make himself available for medical examinations by one or more physicians chosen by the Board, and (ii) grant the Board and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of medical records to them and use his best efforts to cause his own physicians to be available to discuss his health with them.

          (b) Termination by the Company for Cause. The Company may terminate the Executive's employment under this agreement for Cause. "Cause" shall mean
(i) the Executive's willful failure to perform his duties under this agreement in any material respect, (ii) the Executive's failure to comply with any lawful written directions from the Board or the Chairman of the Board in connection with the performance of his duties hereunder, (iii) malfeasance or gross negligence in the performance of the Executive's duties under this agreement,
(iv) the Executive's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), or (v) breach of the provisions of section 7(a) or 7(b). The Executive's employment shall be conclusively presumed to be subject to termination for Cause pursuant to clause (iv) of the preceding sentence if he is indicted for or convicted of commission of a felony described therein.

          (c) Termination by the Company Without Cause. The Company may terminate the Executive's employment under this agreement at any time by notice to the Executive in circumstances other than those contemplated by section 5(a) or (b).

          (d) Termination by the Executive for Good Reason. The Executive may terminate his employment under this agreement for Good Reason by notice to the Company. "Good Reason" shall mean (i) any substantial reduction of the Executive's authority or status inconsistent with section 2 that is not rescinded within 30 days after the Executive notifies the Company in writing that he objects thereto, (ii) the Company's requiring the Executive to maintain his principal office or conduct his principal activities anywhere other than at


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the Company's executive offices within 100 miles of the location of those offices in Oakland, New Jersey, on the date of this agreement, or (iii) the Company's failure to pay to the Executive the compensation to which he is entitled under this agreement (other than by reason of (i) a mistake that is cured promptly after the Executive notifies the Company thereof or (ii) a determination with respect to such compensation made by the Company in good faith).

          6. Consequences of Termination.

          (a) Death, Disability, Cause or Absence of Good Reason. If the Executive's employment under this agreement is terminated (i) pursuant to section 5(a) or 5(b), or (ii) by the Executive other than pursuant to section 5(d), the Executive shall not thereafter be entitled to receive any salary or other payments or benefits under this agreement, other than the payment pursuant to section 3(a) of salary earned through the date of termination, the reimbursement pursuant to section 3(b) of expenses incurred through the date of termination, and the payment pursuant to section 3(c) of the bonuses earned with respect to salary earned for the preceding year not already paid.

          (b) Other Terminations. If the Executive's employment under this agreement is terminated (i) by the company pursuant to section 5(c), or (ii) by the Executive pursuant to section 5(d), the Executive shall be entitled to receive his salary pursuant to section 3(a) as if his employment under this agreement had continued until January 2, 2003.

          7. Certain Restrictions.

          (a) Confidentiality. The Executive acknowledges that he has acquired and will acquire confidential information respecting the business of the Company, its subsidiaries and affiliates. Accordingly, the Executive shall not disclose, at any time (during his employment under this agreement or thereafter), any such confidential information, other than in the performance of his duties under this agreement.


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          (b) Competitive Activity. During his employment under this agreement, any period during which he is entitled to receive payments pursuant to section 6(b) and for one year after the end of such employment or period, whichever is later regardless of the time, manner or reason for such termination, the Executive shall not, without the prior written consent of the Board, (i) directly or indirectly, knowingly engage or be interested in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business which is in competition with or similar to any line of business conducted by the Company, any successor to the Company's business, or any of their affiliates or subsidiaries, or (ii) employ or retain (or participate in or arrange the employment or retention of) any person who was employed or retained by the Company, any successor to the Company's business or any of their affiliates or subsidiaries within the six-month period preceding such employment or retention. Nothing in this section 7(b) shall prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any business.

          (c) Remedy for Breach and Modification. The Executive acknowledges that the provisions of this section 7 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if these provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief or remedies available to the Company, the Company shall be entitled to seek and obtain an appropriate injunction or other equitable remedy for the purposes of restraining the Executive from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith. If any provision of this section 7 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable. In addition to and not in lieu of any other remedy that the Company may have under this section 7(c) or otherwise, in the event of any breach of any provision of this section 7 during the period during which the Executive is entitled to receive payments pursuant to section 6(b), such period shall terminate as of the date of such breach, the Executive shall not thereafter be entitled to receive any salary or other payments or benefits under this agreement, any unexercised options and stock appreciation rights granted pursuant to SORSP or section 4(a) or 4(c) shall terminate.

          8. Miscellaneous.

          (a) Notices. Any notice or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, to a party at his or its address set forth below or at such other address as a party may specify by notice to the other:


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         To the Executive:

         Benjamin J. Sottile
         24 South Park Drive
         Tenafly, New Jersey 07670

         To the Company:

         Russ Berrie and Company, Inc.
         111 Bauer Drive
         Oakland, New Jersey 07436
         Attention: Chairman of the Board

          (b) Entire Agreement; Amendment. This agreement supersedes all prior agreements between the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto and cannot be changed, except in a writing signed by the parties.

          (c) Waiver. The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

          (d) Assignment. Except as otherwise provided in this paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be assignable by the Executive, and shall be assignable by the Company only to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation or entity or any corporation or entity to or with which the Company's business or substantially all of its business or assets may be sold, exchanged or transferred, and it must be so assigned by the Company to, and accepted as binding upon it by, such other corporation or entity in connection with any such reorganization, merger, consolidation, sale, exchange or transfer.

          (e) Counterparts. This agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.


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         (f) Captions. The captions in this agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

          (g) Conflict. The Executive represents that his relationship with the Company and his execution of and compliance with the terms of this Agreement will not conflict with, violate the terms of or constitute a breach of any agreement or understanding to which the Executive is a party or to which he may otherwise be bound.

          (h) Governing Law. This agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

                                      RUSS BERRIE AND COMPANY, INC.


                                      By         /s/ Russell Berrie
                                        --------------------------------------

                                                 /s/ Benjamin J. Sottile
                                        ---------------------------------------
                                                     Benjamin J. Sottile